Exhibit 99.2 Phase 2b REZOLVE-AA 52-Week Topline Results: 16-Week Extension Treatment Period Rezpegaldesleukin in Patients with Severe-to-Very-Severe Alopecia Areata April 20, 2026

Forward-Looking Statements Safe Harbor Statement This presentation and any accompanying oral discussion contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, express or implied statements regarding Nektar Therapeutics (the “Company” or “Nektar”)’s plans, progress, and timing relating to the Company’s rezpegaldesleukin programs in alopecia areata, atopic dermatitis and T1 diabetes, timing for the 52-week off drug durability data from the Phase 2b REZOLVE-AD (atopic dermatitis) trial and the presentation of data, timing for the 24-week off drug durability data from the Phase 2b REZOLVE-AA (alopecia areata) and the presentation of data, rezpegaldesleukin’s potential to be a first-in-class T regulatory cell therapy, the potential market opportunity in alopecia areata, atopic dermatitis and T1 diabetes and high unmet need for a new mechanism of action, the Company’s current and future research and development plans or expectations, the structure, timing and success of the Company’s planned clinical trials, the potential benefits of any of the Company’s current or future product candidates in treating patients, and the Company’s goals and strategy. Nektar intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as, but not limited to, “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “anticipate,” “project,” “target,” “design,” “estimate,” “predict,” “potential,” “plan,” “on track,” or similar expressions or the negative of those terms. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions, and uncertainties. The express or implied forward-looking statements included in this presentation are only predictions and are subject to a number of risks, uncertainties and assumptions, including, without limitation: risks related to the success, cost, and timing of the Company’s development activities and clinical trials, risks related to the Company’s dependence on the success of rezpegaldesleukin, the outcomes of competitive immunotherapy clinical trials, significant competition for the Company’s product candidates, the risk that preliminary and interim data from the Company’s clinical studies are subject to audit and verification procedures that could result in material changes in the final data and may change as more patient data become available, risks related to delays in clinical trials, risks related to dependence on third parties to conduct clinical trials, risks regarding future capital requirements, risks related to dependence on the Company’s collaboration agreements, risks related to the Company’s reliance on contract manufacturers and suppliers, risks related to obtaining regulatory approval for the Company’s drug candidates, risks related to the Company’s ability to protect and maintain its intellectual property position, risks related to legal proceedings and related litigation costs and liabilities and other risk factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Nektar’s most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and any other filings that Nektar has made or may make with the U.S. Securities and Exchange Commission in the future. Any forward-looking statements contained in this presentation represent Nektar’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, Nektar explicitly disclaims any obligation to update any forward-looking statements. Certain information contained in this presentation may be derived from information provided by industry sources. The Company believes such information is accurate and that the sources from which it has been obtained are reliable. However, the Company cannot guarantee the accuracy of, and has not independently verified, such information. 2

Rezpegaldesleukin (REZPEG) Phase 2 Program Spans Immune-Mediated Diseases to Evaluate the Causal Biology of Tregs

Atopic Dermatitis (REZOLVE-AD)
Inflammatory Skin Disease

- Achieved TPP with data indicating strong clinical efficacy and safety profile with differentiation to IL-13, IL-31, JAKi and OX-40 MoAs[1,2]
- Only biologic in development to demonstrate positive efficacy data in comorbid asthma[3]

G7 Market Size ($B)[4]



$34.1
$17.9
2025
2032 (E)

1 in 4 patients with AtD have comorbid asthma

Alopecia Areata (REZOLVE-AA)
Inflammatory Skin Disease

- Achieved TPP with data indicating clinical efficacy similar to low-dose Olumiant® (JAK inhibitor) and a superior differentiated safety profile
- First biologic to demonstrate clear proof-of concept in severe-to-very-severe AA

G7 Market Size ($B)[5]



$5.2
$0.2
2025
2033 (E)

Type 1 Diabetes (T1D)
Metabolic Disease

- Ongoing phase 2 placebo-controlled clinical trial in patients with new onset Stage 3 T1D
- Sponsored and funded by TrialNet (NIH/NIDDK) Type 1 Diabetes Consortium
- Initial data expected in 2027

G7 Market Size ($B)[4]



$5.9
$3.6
2025
2032 (E)

Sources: 1. Silverberg J, et al. Nature Communications (2025); 2. Silverberg J, et al. EADV (2025); 3. Corren J, et al. ACAAI (2025); 4. Evaluate Pharma WW Market Size Estimates; 5. Decision Resources Group
TPP: Target Product Profile; (E): Estimate; Olumiant® is a registered trademark owned or licensed by Eli Lilly and Company, its subsidiaries, or affiliates.

NEKTAR | Bold immune science. Transformative immune health.
3

Opportunity for REZPEG in Alopecia Areata (AA)

- **~160 million people worldwide are affected by alopecia areata** (AA), including those who currently have it, have had it, or are expected to develop it[1]
- In the US, **~6.7 million people will have AA** at some point in their lifetime, with **~700,000 individuals currently living with the condition**[1]
- Notably, **80% of patients show signs of AA before 40**[1]
- **Many patients are refractory to available therapies**, and long-term use is associated with troublesome side effects and safety risks[2]
- Currently, the only approved systemic treatments for AA are JAK inhibitors, which **carry multiple boxed warnings** and are also associated with high relapse rates upon discontinuation

Actual and Projected Sales of JAK inhibitors in AA[2] (WW Sales in USD, 2023 – 2033)



Patients with AA and their Physicians are Seeking Alternative First-Line Treatment Options
$171 M
$5.2 B
2023
2033 (E)
Rinvoq
Olumiant
Litfulo
Leqselvi

Sources: 1. National Alopecia Areata Foundation; 2. DRG – Unmet Needs of Alopecia Areata (accessed: 4.9.2026)
WW: worldwide; (E): Estimate; RINVOQ® (upadacitinib) is a registered trademark of AbbVie Biotechnology Ltd; Olumiant® (baricitinib) is a registered trademark (Registration #5745831) owned by Eli Lilly and Company; LITFULO® (ritlecitinib) is a registered trademark owned by Pfizer Inc.; Leqselvi™ (deuruxolitinib) is a registered trademark of Pharmaceutical Industries, Inc.

NEKTAR | Bold immune science. Transformative immune health.
4

Collapse of Immune Privilege in Alopecia Areata Alopecia Areata is a Disease that Occurs When the Immune System Attacks Hair Follicles Causing Hair Loss Healthy Alopecia Areata Intact immune privilege Collapse of immune privilege Source: Adapted from Paus et al., Journal of Investigative Dermatology 2003 5

Majority of Physicians Report They Would Try Patients on Alternate Therapies for AA Before Prescribing JAK inhibitors 54% of physicians report they would try patients on alternate Challenges with JAKi Class therapies for AA before 1 § Boxed warnings for serious infections, mortality, malignancy, prescribing JAKi major adverse cardiovascular events (MACE), and thrombosis § Class-related risks such as cytopenias, hepatic enzyme elevations, and lipid changes require routine safety monitoring § Extensive testing required prior to initiating therapy and while on 46% therapy to monitor TB, CBC, LFTs, and lipids 54% § 80% of patients who go off low-dose Olumiant eventually 2 rebound (90% SALT Score ≤20 responders rebound) Source: 1. Adapted from Nohria et al., Journal of the American Academy of Dermatology 2024; 2. King et al., JAMA Dermatol. 2024 6

Unmet Need for Patients with Alopecia Areata AAD 2026: Baricitinib Real World Claims Data “Poor persistence observed among patients treated with baricitinib suggest there is an unmet need for effective 1 treatment for patients with AA” Source: 1. Mostaghimi et al., AAD 2025 7

An Efficacious and Safe Biologic with Novel MoA Could Redefine First- line Systemic Therapy in Alopecia Areata We believe there is a strong need for a non-JAKi based Sub-Q biologic to treat patients with AA, which could provide: § Better suitability for chronic use: Circumvents JAKi class safety issues, including boxed warnings, that limit JAKi use in AA § Easier adherence: Infrequent twice-monthly dosing of a biologic may be advantageous over oral daily dosing for long-term treatment § Extended biologic pharmacodynamic effect: Opportunity for more durable and stable efficacy even in the setting of non-compliance § No need for lab monitoring: Simplifies prescribing in dermatology clinics, which are not optimized for chronic lab management § Payer-friendly profile: Fewer restrictions and risk-based exclusions; more straightforward access and broader eligibility 8

Phase 2b REZOLVE-AA Study Evaluating REZPEG for Alopecia Areata

Severe-to-Very-Severe Alopecia Areata (NCT06340360) - Granted Fast Track Designation in July 2025

Key Eligibility Criteria	Induction Q2W (Weeks 0-36)	Week 36 Analyses	Exploratory Treatment Extension and Follow-up

Key Eligibility Criteria

- Adult patients (18+)
- Severe-to-very-severe AA
- SALT ≥50
- >6 months since diagnosis to exclude unstable AA
- No spontaneous improvement over the past 6 months
- 8-week washout of prior medication for AA

Stratification by baseline SALT Score ≥50 to <95 vs ≥95 to 100

Induction Q2W (Weeks 0-36)

3:3:2 N=92

- **REZPEG 24 µg/kg n=35**
- **REZPEG 18 µg/kg n=37**
- **Placebo n=20**

Week 36 Analyses

Primary:

- Mean % SALT reduction at Week 36

Key Secondaries:

- SALT ≥ 30% reduction from baseline ($SALT_{30}$)
- Absolute SALT Score ≤30
- Absolute SALT Score ≤20
- Absolute SALT Score ≤10
- Clinician-Reported Outcome (ClinRO) Eyebrow and Eyelash (exploratory)
- Safety

Exploratory Treatment Extension and Follow-up

Blinded 16-week treatment extension: **Patients with a SALT Score greater than 20 at Week 36 who also demonstrated hair growth**

24-week follow-up period after 36 or 52 weeks of treatment

Rezolve AA

Severity of Alopecia Tool (SALT) is a validated endpoint to assess the extent of scalp-hair loss in patients with alopecia areata

NEKTAR | Bold immune science. Transformative immune health. 9

Goals of 16-week Treatment Extension in REZOLVE-AA

- Assess if additional dosing beyond 36 weeks enables more patients to achieve SALT Score ≤20
  - SALT Score ≤20 is the registrational endpoint for Phase 3 in alopecia areata
- REZOLVE-AA allowed 31 patients with a SALT Score >20 at week 36 to continue treatment for an additional 16 weeks (if they demonstrated hair growth)*
- Allow for evaluation of safety for twice-monthly dosing over 52 weeks
- Establish whether a 36-week or 52-week treatment induction should be used for Phase 3

**Patients who achieved SALT Score ≤20 at week 36 were not eligible to enter treatment extension; one placebo patient with a SALT Score ≤20 at week 36 entered into extension based on investigator's request, which was granted as an exception*

NEKTAR | Bold immune science. Transformative immune health. 10

Blinded 16-Week Exploratory Treatment Extension for REZOLVE-AA

A Total of 31 Patients Entered into Treatment Extension

<u>Blinded 16-week treatment extension:</u>
Patients with a SALT Score greater than 20 at Week 36 who also demonstrated hair growth
n=31

Extension Q2W (Weeks 36-52)

Patient with a SALT Score greater than 20 at Week 36 who also demonstrated hair growth
Patients continued at same dose from induction

- **REZPEG 24 µg/kg** n=13
- **REZPEG 18 µg/kg** n=14
- **Placebo** n=4

52-Week Exploratory Endpoints

- New SALT Score ≤20 Responders Weeks 36-52 (80% or more hair coverage on scalp)
- Overall SALT Score ≤20 at Week 52*
- Overall SALT Score ≤30 at Week 52* (70% or more hair coverage on scalp)
- SALT Score $SALT_{30}$ at Week 52* (30% improvement from baseline SALT)
- Overall $SALT_{50}$ at Week 52* (50% improvement from baseline SALT)

*Modified intent-to-treat adapted (mITT[A]): excludes 4 patients with major study eligibility violations (post-hoc); No patient with study eligibility violations entered into the 16-week treatment extension

NEKTAR | Bold immune science. Transformative immune health. 11

REZPEG-Treated Patients in Extension Achieved Deepening of Response Best Percent Improvement in SALT Score from Baseline While on Study Treatment 94% of patients in extension completed treatment to week 52 Extension Patients Extension Patients 36-week Induction (N=31) 52-week Treatment (N=31) * * REZPEG (N=27) Placebo (N=4) REZPEG (N=27) Placebo (N=4) 4% (1/27) achieved ≥75% reduction from baseline SALT 26% (7/27) achieved ≥75% reduction from baseline SALT *Discontinued prior to week 52 due to patient decision; one placebo patient with a SALT Score ≤20 at week 36 entered into extension based on investigator’s request, which was granted as an exception 12

Conversions to SALT Score ≤20 with Additional 16 Weeks of Treatment A Total of 31 Patients Entered into Treatment Extension New SALT Score ≤20 Responders at Week 52 in Patients Who Enter Treatment Extension § There were 8 new SALT Score 40 ≤20 responses in 27 patients 31% 29% treated with REZPEG 30 § There were no new SALT Score 20 ≤20 responses in placebo 10 § Data strongly support a 52-week dosing induction in Phase 3 0% 0 REZPEG REZPEG Placebo 18 µg/kg arm 24 µg/kg arm n=4 n=14 n=13 Analysis by multiple imputation (slide 31); two patients discontinued prior to week 52 due to patient decision 13 Responders (%)

More Patients Treated with REZPEG Achieved SALT Score ≤20 at Week 52 Overall SALT Score ≤20 (80% or more hair coverage on scalp) A Data for mITT analysis set are imputed from week 0 to week 36 following primary estimand. Data for patients in non-treatment extension set in week 40, 44, 48 and 52 are carried forward from week 36 data. Missing data for patients in treatment extension set for week 40, 44, 48 and 52 are imputed using the multiple imputation method. 14

REZPEG Met Our Target Product Profile Olumiant® is a registered trademark owned or licensed by Eli Lilly and Company, its subsidiaries, or affiliates.**Placebo data based on Figure S9 from King et al., NEJM 2022 15 This is a cross-trial comparison and includes data from different clinical studies and is not a head-to-head comparison.

More Patients Treated with REZPEG Achieved SALT Score ≤30 at Week 52 SALT Score ≤30 (70% or more hair coverage on scalp) REZPEG 24 µg/kg, Q2W (N=33) REZPEG 18 µg/kg, Q2W (N=36) Placebo (N=19) A Data for mITT analysis set are imputed from week 0 to week 36 following primary estimand. Data for patients in non-treatment extension set in week 40, 44, 48 and 52 are carried forward from week 36 data. Missing data for patients in treatment extension set for week 40, 44, 48 and 52 are imputed using the multiple imputation method. 16

Promising Data for a Biologic in AA SALT (At Least 30 Percent Improvement from Baseline in SALT) 30 Single site Phase 2 IST study Adapted from Guttman et al., Allergy 2022 17 This is a cross-trial comparison and includes data from different clinical studies and is not a head-to-head comparison.

Promising Data for a Biologic in AA SALT (At Least 50 Percent Improvement from Baseline in SALT) 50 Single site Phase 2 IST study Adapted from Guttman et al., Allergy 2022 18 This is a cross-trial comparison and includes data from different clinical studies and is not a head-to-head comparison.

REZOLVE-AA: Safety Profile in Alopecia Areata at 52 Weeks Consistent With Previously Reported Studies

- No new safety findings observed with longer Q2W dosing out to 52 weeks
- Nearly all AEs were mild to moderate in severity and self-resolved
- No patients discontinued during 16-week extension due to an adverse event
  - Discontinuation rate due to AEs over 52 weeks of treatment was low (1.4%) for all REZPEG-exposed patients
- No patients discontinued treatment due to an ISR over 52 weeks of treatment
  - Lower frequency of ISRs observed over longer dosing duration in extension
  - Majority of ISRs were mild to moderate (erythema) and self-resolved within 5 days
- No observed increased risk or safety signal for: oral herpes, conjunctivitis, facial swelling or erythema, oral (aphthous) ulcers, myocardial infarction, pulmonary embolus, deep venous thrombosis and malignancy
- No AEs observed that could require JAKi-like laboratory testing and monitoring

NEKTAR | Bold immune science. Transformative immune health. 19

Case Study #1: Patient Achieved SALT Score ≤20 by Week 44 Baseline § 40-year-old white male § Diagnosis 8 months prior to treatment § 52 weeks of 24 µg/kg REZPEG treatment Week 36 SALT Score through study treatment Week 52 20

Case Study #2: Patient Achieved SALT Score ≤20 by Week 48 § 20-year-old white female § Diagnosed 6 years prior to treatment § 52 weeks of 24 µg/kg REZPEG treatment SALT Score through study treatment 21

Case Study #3: Patient Achieved SALT Score ≤20 by Week 52 § 64-year-old white female § Diagnosed 13 years prior to treatment § 52 weeks of 24 µg/kg REZPEG treatment SALT Score through study treatment 22

Case Study #4: Patient Achieved SALT Score ≤20 by Week 48 § 50-year-old white female § Diagnosed 2.1 years prior to treatment § 52 weeks of 18 µg/kg REZPEG treatment SALT Score through study treatment 23

Case Study #5: Patient Achieved SALT Score ≤20 by Week 44 § 64-year-old white female § Diagnosed 10 months prior to treatment § 52 weeks of 18 µg/kg REZPEG treatment SALT Score through study treatment 24

Key Questions Answered With Clinical Study Design Elements of the Phase 2b REZOLVE-AA Program

Phase 2 REZOLVE-AA Study

Rezolve AA

Represents first study to evaluate whether REZPEG has favorable clinical activity and safety profile in patients with severe-to-very-severe AA

Key Questions	Findings
Can a Treg biologic drug with infrequent dosing offer meaningful clinical benefit and a robust safety profile compared to available therapies?	• Sub-Q Q2W dosing of REZPEG demonstrates clear and consistent separation from placebo on all measures of efficacy • Safety profile consistent with prior studies and highly differentiated from previously reported data on JAKi
What are the kinetics of hair regrowth with a Treg mechanism at 36 weeks? At 52 weeks?	• Most profound increase in hair regrowth begins after week 16 and continues beyond the 36-week induction • Phase 3 induction endpoint planned to be at 52 weeks
What is the optimal dose for Phase 3?	• Phase 3 dose established at 24 µg/kg Q2W
Should a 52-week induction be used in Phase 3 in order to achieve the SALT Score ≤20 registrational endpoint?	• Data support 52-week induction for Phase 3 SALT Score ≤20 registrational endpoint

NEKTAR | Bold immune science. Transformative immune health. 25

Anticipated Next Steps in Alopecia Areata and for REZPEG • Conduct End of Phase 2 meeting with FDA in Q2 2026 to align on Phase 3 registrational strategy Alopecia Areata • Additional data readout from REZOLVE-AA Study: 24-week off treatment data in Q4 2026 • Initiation of ZENITH-AD Phase 3 program in patients with moderate-to-severe atopic dermatitis in June/July 2026 Atopic Dermatitis • Additional data readout from REZOLVE-AD Study: 52-week off treatment data in Q1 2027 Type 1 Diabetes • Initial data in Type 1 diabetes in 2027 • Initiation of proof-of-concept study for a potential new indication for REZPEG in 2H Other Indications 2026 26

Expanding Potential Opportunities for REZPEG (Treg MOA Activity) • Food Allergy • Vitiligo Th2-Driven • Asthma (Allergic and Non- • Dermatomyositis Skin and Other Diseases allergic) • Ischemic Heart Disease • Allergic Rhinitis • Transplant Rejection • Chronic Rhinosinusitis • Inflammatory Bowel Disease (Maintenance of Remission) • Systemic Lupus • Type 1 Diabetes Erythematosus/Cutaneous • Autoimmune Hepatitis Rheumatology Lupus Erythematosus • Vasculitis Auto-Immune Diseases • Sjogren’s Syndrome • Chronic and Acute Graft vs. • Rheumatoid Arthritis Host Disease (Maintenance of • Scleroderma Remission) • Idiopathic Thrombocytopenia • Multiple Sclerosis • Amyotrophic Lateral Sclerosis 27

Ongoing Phase 2 Study Sponsored and Funded by TrialNet (NIH/NIDDK) Type 1 Diabetes Consortium

About the Study:

- Ongoing phase 2 placebo-controlled clinical trial in approximately 66 adults and children with new onset stage 3 T1D
- Evaluating REZPEG's Treg MoA for preservation of beta cell function in Stage 3 New Onset T1D
- Initial data expected in 2027

Scientific Rationale

- ✔ In T1D, the destruction of insulin-producing pancreatic beta cells is caused by T cells of the immune system
- ✔ Regulatory T cells (Tregs) act upstream of these T cell and pro-inflammatory cytokines to reduce their activity; by increasing the number and functionality of regulatory T cells, this investigational therapy aims to slow the progression of new onset T1D.

Commercial Opportunity for Type 1 Diabetes


G7 Market Size ($B)[1]
$3.6 B
$5.9 B
2025
2032 (E)

Sources: 1. Evaluate Pharma WW Market Size Estimates
(E): Estimate

NEKTAR | Bold immune science. Transformative immune health.
28

Opportunity in Cutaneous Lupus Erythematosus REZPEG Demonstrated a Dose-Dependent Reduction in CLASI-A Score in Patients with Lupus Patients with Systemic Lupus Erythematosus and Cutaneous Involvement Mean Change in CLASI-A Score from Phase 1 Study Patients with a CLASI-A score of ≥4 at baseline (N=22) 1.0 0.25 -0.25 Placebo 0.0 (n=4) -1.40 -1.0 REZPEG 3 μg/kg -1.80 (n=5) -1.60 -2.0 -2.00 REZPEG 6 μg/kg (n=5) -3.0 -2.75 REZPEG 12 μg/kg -3.50 -4.0 (n=4) -4.00 REZPEG 24 μg/kg -5.0 -5.00 (n=4) -6.0 0 28 43 Days Dose Administration Source: 1. Fanton et al., Journal of Translational Autoimmunity 2022 CLASI-A, cutaneous lupus erythematosus disease area and severity index–activity; SLE: systemic lupus erythematosus 29 Change from baseline in CLASI-A score (mean)

Jonathan Silverberg, MD, PhD, MPH Professor of Dermatology at The George Washington University School of Medicine and Health Sciences Director of Clinical Research and Contact Dermatitis Dr. Silverberg is the Director of Clinical Research and Contact Dermatitis. Dr. Silverberg's area of clinical subspecialty is inflammatory skin disease. Dr. Silverberg has also been a local, national and/or international principal investigator for numerous clinical trials for novel treatments in inflammatory skin disorders. Dr. Silverberg's research interests include drug development, clinical trial design, biomarkers, dermato-epidemiology, health services research, patient-reported outcomes, comorbidities and burden of inflammatory skin disease and evidence-based dermatology. His publications include more than 1,000 peer-reviewed articles, abstracts and book chapters. He is an associate editor for the Journal of the American Academy of Dermatology, British Journal of Dermatology and Current Dermatology Reports. David Rosmarin, MD Chair of the Department of Dermatology at Indiana University School of Medicine Kampen-Norins Scholar in Dermatology Dr. Rosmarin is nationally recognized and serves as a referral for physicians with difficult to manage inflammatory diseases such as alopecia areata. Previously, Dr. Rosmarin served as the Director of the Clinical Trials Unit in the Department of Dermatology at Tufts Medical Center. His research interests focus on development of novel therapeutics and investigating novel uses of established therapies, with a particular focus on chronic skin diseases such as alopecia areata, atopic dermatitis, vitiligo, discoid lupus, and hidradenitis suppurativa. Dr. Rosmarin went to medical school at NYU, dermatology residency at Boston University-Tufts combined training program, and fellowship at Brigham and Women’s Hospital. Benjamin N. Ungar MD Assistant Professor, Waldman Department of Dermatology, Icahn School of Medicine at Mount Sinai Director of the Alopecia Center of Excellence and as Director of the Rosacea & Seborrheic Dermatitis Clinic Dr. Ungar's clinical and research focus specialization is in inflammatory skin diseases, as well as how the immunology of the skin relates to the systemic components of the diseases he studies. His research is centered on atopic dermatitis and alopecia areata, as well as diseases such as seborrheic dermatitis. Dr. Ungar has authored or coauthored more than 75 original articles and more than 45 abstracts. He has led various talks on alopecia areata both in the United States and abroad. Dr. Ungar received his medical degree from the Icahn School of Medicine at Mount Sinai. He completed his internship at NYU Winthrop Hospital in Mineola, New York, followed by a residency in dermatology at the Icahn School of Medicine at Mount Sinai, from which he graduated as the chief resident. KOL Panel

Appendix (Data tables, additional materials) 31

REZOLVE-AA: Week 52 Data Readout - Statistical Methods Exploratory Analyses Including Data During Treatment Extension Period • Week 0 up to Week 36 for mITT patients: Follow Primary Estimand Analysis used at time of Week 36 DBL • mITT patients who used prohibited medications for the treatment of AA or who discontinued treatment due to lack of efficacy were considered NONRESPONDERS (using baseline observation carry forward (BLOCF) for continuous endpoints, and nonresponder imputation for binary endpoints), regardless of observed clinical response • Data after patients who discontinued due to other reasons are set to missing and all missing data are imputed using the multiple imputation method. • Week 40 to Week 52 for non-treatment extension patients: Carry forward imputed data from Week 36 to Week 40, 44, 48, and 52 • Week 40 to Week 52 for treatment extension patients: Data after patients who discontinued due to other reasons are set to missing and all missing data are imputed using the multiple imputation method. • Only two patients discontinued before week 52 in treatment extension. (one on 18 µg/kg Q2W and one on 24 µg/kg Q2W) Statistical Analysis Methods • Descriptive summary statistics including p-values are all exploratory in nature 32

Patient Disposition in REZOLVE-AA REZPEG REZPEG REZPEG Placebo 18 µg/kg Q2W 24 µg/kg Q2W Total N = 37 N = 35 N = 72 N=20 Completed Study Treatment at W36 24 (64.9%) 21 (60.0%) 45 (62.5%) 11 (55.0%) Entered the treatment extension period 14 (37.8%) 13 (37.1%) 27 (37.5%) 4 (20.0%) Completed Treatment at W52 13 (92.9%) 12 (92.3%) 25 (92.6%) 4 (100.0%) Discontinue treatment before W52 1 (7.1%) 1 (7.7%) 2 (7.4%) 0 1 Withdrawal by Subject/Patient Decision 1 (7.1%) 1 (7.7%) 2 (7.4%) 0 Discontinued Treatment before W36 Discontinued during weeks 0 – 16 7 (18.9%) 8 (22.9%) 15 (20.8%) 5 (25.0%) Discontinued during weeks 16 - 36 6 (16.2%) 6 (17.1%) 12 (16.7%) 4 (20.0%) Reasons for Discontinuations before W36 Withdrawal by Subject/Patient Decision 10 (27.0%) 10 (28.6%) 20 (27.8%) 7 (35.0%) 2 New pregnancy during treatment 0 1 (2.9%) 1 (1.4%) 0 Eosinophilia 0 1 (2.9%) 1 (1.4%) 0 Worsening of AA 0 0 0 1 (5.0%) Lost to Follow-up 2 (5.4%) 1 (2.9%) 3 (4.2%) 0 Lack of Efficacy to Study Treatment 0 1 (2.9%) 1 (1.4%) 1 (5.0%) Other 1 (2.7%) 0 1 (1.4%) 0 1. Two patients discontinued prior to week 52 without a SALT Score ≤20 response (one from each dose arm) 2. Patient discontinued treatment and had a delivery of a healthy infant. 33

Summary of Treatment Emergent Adverse Events (TEAEs) *Safety Analysis Set - Overall Period: ≥ 10% REZPEG Total or Placebo Arm*

System Organ Class Preferred Term	REZPEG 18 µg/kg Q2W N = 37	REZPEG 24 µg/kg Q2W N = 35	REZPEG Total N = 72	Placebo N=20
Patients With at Least One TEAE[1]	35 (94.6%)	35 (100.0%)	70 (97.2%)	15 (75.0%)
General disorders and administration site conditions	35 (94.6%)	32 (91.4%)	67 (93.1%)	7 (35.0%)
Injection site reaction	34 (91.9%)	32 (91.4%)	66 (91.7%)	6 (30.0%)
Infections and infestations	18 (48.6%)	17 (48.6%)	35 (48.6%)	9 (45.0%)
Upper respiratory tract infection	6 (16.2%)	5 (14.3%)	11 (15.3%)	1 (5.0%)
Nasopharyngitis	5 (13.5%)	6 (17.1%)	11 (15.3%)	2 (10.0%)
Oral herpes	2 (5.4%)	3 (8.6%)	5 (6.9%)	2 (10.0%)
Urinary tract infection	2 (5.4%)	3 (8.6%)	5 (6.9%)	2 (10.0%)
Musculoskeletal and connective tissue disorders	10 (27.0%)	10 (28.6%)	20 (27.8%)	5 (25.0%)
Arthralgia	4 (10.8%)	6 (17.1%)	10 (13.9%)	2 (10.0%)
Nervous system disorders	7 (18.9%)	9 (25.7%)	16 (22.2%)	3 (15.0%)
Headache	4 (10.8%)	6 (17.1%)	10 (13.9%)	3 (15.0%)
Blood and lymphatic system disorders	6 (16.2%)	10 (28.6%)	16 (22.2%)	1 (5.0%)
Eosinophilia	0	5 (14.3%)	5 (6.9%)	0
Gastrointestinal disorders	6 (16.2%)	10 (28.6%)	16 (22.2%)	3 (15.0%)
Gastroesophageal reflux disease	0	0	0	2 (10.0%)
Skin and subcutaneous tissue disorders	6 (16.2%)	9 (25.7%)	15 (20.8%)	6 (30.0%)
Alopecia	0	1 (2.9%)	1 (1.4%)	2 (10.0%)
Respiratory, thoracic and mediastinal disorders	4 (10.8%)	8 (22.9%)	12 (16.7%)	2 (10.0%)
Investigations	3 (8.1%)	7 (20.0%)	10 (13.9%)	2 (10.0%)
Injury (all deemed unrelated)[1]	3 (8.1%)	5 (14.3%)	8 (11.1%)	0
Eye disorders	3 (8.1%)	2 (5.7%)	5 (6.9%)	2 (10.0%)

1. One patient in the 18 µg/kg had a serious AE of a gun shot wound and continued in the study. One patient in the 24 µg/kg had a severe ISR and continued treatment. One patient in the 24 µg/kg in the treatment extension had a serious AE of craniofacial fracture, and continued in the study.

NEKTAR | Bold immune science. Transformative immune health. 34

Lower Frequency of ISRs Observed Over Longer Dosing Duration in Extension 96.9% 100 80 55.8% 60 48.8% Induction Period 43.3% 39.1% 40 20 7.9% 4.9% 2.7% 0.3% 0.2% 0.0% 0.0% 0 Placebo Rezpeg 24 ug/kg Q2W Rezpeg 18 ug/kg Q2W (N=293) (N=489) (N=541) No ISR Mild Moderate Severe 100% 100 81.1% 80 60.6% 60 36.5% Extension Period 40 16.7% 20 2.9% 2.2% 0% 0% 0% 0% 0% 0 Placebo Rezpeg 24 ug/kg Q2W Rezpeg 18 ug/kg Q2W (N=31) (N=90) (N=104) N= number of REZPEG administrations in REZPEG arms and number of placebo administrations in placebo arms Mild: Faint erythema, asymptomatic, no or mild itch, no or mild tenderness Moderate: Notable/great erythema, widespread itch, readily apparent induration, moderate pain Severe: Widespread and constant itch limiting daily life, gross deviation of normal anatomic contour for induration, severe pain 35 % of ISRs in each arm across % of ISRs in each arm across all dose administrations all dose administrations

REZPEG mITT Population Achieved High SALT Score ≤20 at Week 52 Data for mITT Analysis Set are imputed from Week 0 to Week 36 following Primary Estimand. Data for patients in non-Treatment Extension Set in Week 40, 44, 48 and 52 are carried forward from Week 36 data. Missing data for patients in Treatment Extension Set for Week 40, 44, 48 and 52 are imputed using Multiple Imputation. 36